                                        IT IS UNLAWFUL TO CONSUMMATE A SALE OR
                                        TRANSFER OF THIS SECURITY, OR ANY
                                        INTEREST THEREIN, OR TO RECEIVE ANY
                                        CONSIDERATION THEREFOR, WITHOUT PRIOR
                                        WRITTEN CONSENT OF THE COMMISSIONER OF
                                        CORPORATIONS OF THE STATE OF CALIFORNIA,
                                        EXCEPT AS PERMITTED IN THE
                                        COMMISSIONER'S RULES.

                               INCENTIVE STOCK OPTION
                                     AGREEMENT

BRIAN DIRK, Optionee:

     Troy Systems Inc. (the 'Company"), pursuant to its 1996 Stock Option Plan ("The Plan"), has this day granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     This option is granted to you solely in order to incentivise you as a senior executive in the Company to exert your maximum efforts to position the Company within thirty-six (36) months after the date of this option either for a sale of more than fifty-one percent (51%) of the issued and outstanding shares of the Company's voting Common Stock on terms satisfactory to the Board of Directors and the Shareholders of the Company, in their respective sole discretions, or for a conversion of the Company to a public Company, as determined by the Board of Directors and Shareholders of the Company in their respective sole discretions. Anything herein to the contrary notwithstanding, this option shall not vest any beneficial or legal rights in you as an Optionee with respect to the Company's stock until the sale of more than fifty-one (51%) percent of the issued and outstanding shares of the Company's voting Common stock or until the conversion of the Company to a public Company. The Company makes no representation that any such sale or conversion will ever take place. The grant hereunder is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

     The details of your option are as follows:

     1. The total number of shares of Common Stock subject to this option is ninety (90). Subject to the limitations contained herein, this option shall be one hundred percent exercisable after the date of vesting as described above.

     2. (a) The exercise price of this option is Four Hundred Eight Dollars and Fifty-Six Cents ($408.56) per share, being not less than the fair market value of the Common Stock on the date of grant of this option.

          (b) The Company may, at the discretion of the Board of Directors, permit financing with respect to the payment of the exercise price.

     3. The minimum number of shares with respect to which this option may be exercised at any one time is ten (10).

     4. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Act, or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

     5. The term of this option commences on the date hereof and, unless sooner terminated as set forth below or in the Plan, terminates on November 25, 2001 (which date shall be no more than ten (10) years from date this option is granted). In no event may this option be exercised on' or after the date on which it terminates. This option shall terminate prior to the expiration of its term as follows thirty (30) days after the termination of your employment with the Company or an affiliate of the Company (as defined in the Plan) for any reason or for no reason unless:

          (a) such termination of employment is due to your permanent and total disability (within the meaning of Section 422 (c) (6) of the Code), in which event the option shall terminate on the earlier of the termination date set forth above or twelve (12) months following such termination of employment; or

          (b) such termination of employment is due to your death, in which event the option shall terminate on the earlier of the termination date set forth above or twelve (12) months after your death; or

          (c) during any part of such thirty (30) day period the option is not exercisable solely because of the condition set forth in paragraph 4 above, in which event the option shall not terminate until the earlier of the termination date set forth above or until it shall have been exercisable for an aggregate period of thirty (30) days after the termination of employment; or

          (d) exercise of the option within thirty (30) days after termination of your employment with the Company or with an affiliate would result in liability under section 16 (b) of the Securities Exchange Act of 1934, in which case the option will terminate on the earlier of (i) the tenth (10th) day after the last date upon which exercise would result in such liability or (ii) six (6) months and ten (10) days after the termination of your employment with the Company or an Affiliate.

However this option may be exercised following termination of employment only as to that number as shares as to which it was exercisable on the date of termination of employment under the provisions of paragraph 1 of this option.

6. (A) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to subparagraph 6(f) of the Plan.

     (B)  By exercising this option you agree that:

          (i) the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this option;
(2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise;

          (ii) you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this option that occurs within two (2) years after the date of this option grant or within one (1) year after such shares of Common stock are transferred upon exercise of this option; and

          (iii) the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date (the "Effective Date") of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters; provided, however, that such restriction shall apply only if, on the Effective Date, you are an officer, director, or owner of more than one percent (1%) of the outstanding securities of the Company. For purposes of this restriction you will be deemed to own securities which (i) are owned directly or indirectly by you, including securities held for your benefit by nominees, custodians, brokers or pledgees;
(ii) may be acquired by you within sixty (60) days of the Effective Date; (iii) are owned directly or indirectly, by or for your brothers or sisters (whether by whole or half blood) spouse, ancestors and lineal descendants; or (iv) are owned, directly or indirectly, by or for a corporation, partnership, estate or trust of which you are a shareholder, partner or beneficiary, but only to the extent of your proportionate interest therein as a shareholder, partner or beneficiary thereof. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

     7. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

     8. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company.

     9. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

     10. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of paragraph 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

Dated the  27th day of November, 1996.

                                             Very truly yours,


                                             By  /s/ Patrick J. Dirk
                                                --------------------------------
                                             President
                                             Duly authorized on behalf of the
                                             Board of Directors

                                  OPTIONEE RECEIPT

     The undersigned:

     (a) Acknowledges receipt of the foregoing option and the attachments below and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

     (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of a certain non-competition agreement.

     (c) Acknowledges receipt of a copy of Section 260.141.11 of Title 10 of the California Code of Regulations;


                                             /s/ Brian P. Dirk
                                             -----------------------------------
                                             BRIAN DIRK

Attachments:

     TROY SYSTEMS INC. 1996 Stock Option Plan
     Regulation 260.141.11

                             CONFORMING AMENDMENT TO
                        INCENTIVE STOCK OPTION AGREEMENT

     The Incentive Stock Option Agreement issued to Brian Dirk on November 27, 1996 (the "Agreement"), is hereby amended as follows:

          The second sentence in the second paragraph of the first page of the Agreement shall be changed to read as follows:

          "Anything herein to the contrary notwithstanding, this option shall not vest any beneficial or legal rights in you as an Optionee with respect to the Company's stock until November 24, 2001 or until the earlier of either the sale of more than fifty-one (51%) percent of the issued and outstanding shares of the Company's voting Common stock or the conversion of the Company to a public Company."

AGREED: February 6, 1998               TROY SYSTEMS INC.

                                       By: /s/ Patrick J. Dirk
                                           -----------------------------
                                           Patrick J. Dirk, Chairman


                                           /s/ Brian Dirk
                                           -----------------------------
                                           Brian Dirk